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Explanatory Note: Listed below are the direct and indirect subsidiaries of New
SAC, which is an indirect parent of the issuer and which is expected to be the reporting company of the consolidated companies under the Securites Exchange Act of 1934, as amended.

                     NEW SAC SUBSIDIARIES
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                                                                   JURISDICTION OF INCORPORATION OR FORMATION

I.   SEAGATE TECHNOLOGY HOLDINGS                                                Cayman Islands
     A.  Seagate Technology SAN Holdings                                        Cayman Islands
         1.   XIOtech Corporation                                               Minnesota
              a.  XIOtech (Canada) Ltd.                                         Canada
     B.  Seagate Technology HDD Holdings                                        Cayman Islands
         1.   Quinta Corporation                                                California
         2.   Seagate Technology (US) Holdings, Inc.                            Delaware
              a.  Seagate Technology LLC*                                       Delaware
                  i.  Seagate US LLC                                            Delaware
              b.  Seagate Technology, Inc. - Portugal (inactive)                Delaware
              c.  Seagate Foreign Sales Corporation                             Virgin Islands
              d.  Caltex Software, Inc. (inactive)                              Texas
              e.  Redwood Acquisition Corporation                               Delaware
              f.  Seagate Technology Australia Pty. Limited                     Australia
              g.  Seagate Technology S.A.                                       France
              h.  Seagate Technology GmbH                                       Germany
              i.  Seagate Technology AB                                         Sweden
              j.  Seagate Technology Taiwan Ltd.                                Taiwan
              l.  Seagate Technology (Hong Kong) Limited                        Hong Kong
              m.  AVP SpA (inactive)                                            Italy
              n.  Seagate Technology Italy Srl (inactive)                       Italy
              o.  Seagate Technology Canada Ltd. (inactive)                     Canada
         3.   Seagate Technology International                                  Cayman Islands
              a.  Seagate Technology (Thailand) Limited                         Thailand
              b.  Seagate Technology China Holding Company                      Cayman Islands
                  i.  Seagate Technology International (Shenzen) Co., Ltd.      China
              c.  Seagate Technology Asia Holdings                              Cayman Islands
                  i.  Senai Seagate Industries (M) Sdn. Bhd.                    Malaysia
                  ii. P.T. Seagate Technology                                   Indonesia
              d.  Seagate Seagate Technology Media (Ireland)                    Cayman Islands
              e.  Seagate Technology (Denmark) ApS                              Denmark
                  i.  Seagate Technology Media Mexico S.A. de C.V.              Mexico
                  ii. Seagate Technology-Reynosa, S. de R.L. de C.V.            Mexico
                  iii.   Seagate Technology (Netherlands) BV                    Netherlands
                          aa.        Nippon Seagate Inc.                        Japan
              f.  Seagate Singapore Distribution Pte. Ltd.                      Singapore
              g.  Seagate Distribution (UK) Limited                             Scotland
              h.  Seagate Technology (Marlow) Limited                           England & Wales
              i.  Seagate Technology (Philippines)                              Cayman Islands
              j.  Seagate Technology (Ireland)                                  Cayman Islands
              k.  Perai Seagate Storage Products Sdn. Bhd.                      Malaysia
              l.  Penang Seagate Industries (M) Sdn. Bhd.                       Malaysia
              m.  Seagate Technology International (Wuxi) Co. Ltd.              China
              n.  Seagate Technology Barbados Limited (inactive)                Barbados
              o.  Seagate Technology International Holdings Limited (inactive)  Barbados
              p.  Seagate Technology Far East Holdings                          Cayman Islands
              q.  Seagate Microelectronics Limited (inactive)                   Scotland
              r.  Seagate Investments Srl (inactive)                            Barbados

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*    Seagate Technology (US) Holdings, Inc. owns approximately 95% of Seagate
     Technology LLC, and Quinta Corporation owns the remainder.



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                              NEW SAC SUBSIDIARIES
                                                                       JURISDICTION OF INCORPORATION OR FORMATION
              s.  Seagate Peripherals Singapore Pte. Ltd. (inactive)                    Singapore
              t.  Seagate Technology Limited (inactive)                                 Scotland
              u.  Seagate Technology (Ireland Holdings) (inactive)                      Cayman Islands
              v.  Seagate Technology (Clonmel) (inactive)                               Cayman Islands
              w.  Seagate Holdings Barbados Limited (inactive)                          Barbados
              x.  Seagate Technology (Malaysia) Holding Company                         Cayman Islands

II.  SEAGATE REMOVABLE STORAGE SOLUTIONS HOLDINGS                                       Cayman Islands
     A.  Seagate Removable Storage Solutions International                              Cayman Islands
         1.    Seagate RSS (M) Sdn. Bhd.                                                Malaysia
     B.  Seagate Removable Storage Solutions (US) Holdings, Inc.                        Delaware
         1.   Seagate Removable Storage Solutions LLC                                   Delaware
              a.  Seagate RSS LLC                                                       Delaware

III. SEAGATE SOFTWARE (CAYMAN) HOLDINGS                                                 Cayman Islands
     A.  Crystal Decisions, Inc.                                                        Delaware
         1.   Crystal Decisions, Corp                                                   Canada
         2.   Nippon Seagate Software KK                                                Japan
         3.   Crystal Decisions (Singapore) Pte Ltd                                     Singapore
         4.   Crystal Decisions (UK) Limited                                            England & Wales
         5.   Crystal Decisions (Australia) Pty Ltd                                     Australia
         6.   Crystal Decisions (France) SA                                             France
         7.   Crystal Decisions (Deutschland) GmbH                                      Germany
         8.   Seagate Software (Hong Kong) Limited                                      Hong Kong
         9.   Seagate Software SRL                                                      Italy
         10.  Seagate Software Information Management Group AB                          Sweden
         11.  Seagate Software Switzerland GmbH                                         Switzerland
         12.  Seagate Software Information Management Group BV                          Netherlands

IV.  SEAGATE TECHNOLOGY INVESTMENT HOLDINGS LLC
     Holds investments in several companies, including
     A.  Iolon, Inc.
     B.  CacheVision, Inc.
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